November 19, 1997


Dickstein Partners, Inc.
600 Madison Avenue, 16th Floor
New York, New York  10021
Attention:  Mark Dickstein

                  Purchase of 8% Cumulative Convertible Preferred Stock

Gentlemen:

                  The undersigned are the record or beneficial owners of common stock of Toy Biz, Inc. ("TB") (the "Stockholders") and have requested that you execute and deliver to TB an agreement pursuant to which you will commit to purchase shares of the 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of Marvel Entertainment Group, Inc. or such other entity as is the issuer of the Preferred Stock pursuant to the Plan of Reorganization (the "Commitment Letter"). As a condition to executing and delivering the Commitment Letter you have requested that the Stockholders execute and deliver this letter agreement (the "Letter Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Commitment Letter.

                  In consideration of your execution of the Commitment Letter, the Stockholders hereby severally agree in their capacities as record and beneficial owners of common stock of TB that:

                  1. If (a) a Final Change of Control shall occur and, but for the Final Change of Control, Dickstein Partners, Inc. ("Dickstein") would be entitled under the terms of the Commitment Letter to receive an Alternative Transaction Fee, (b) an Adverse Order shall be entered which has the effect, legal or otherwise, of preventing the payment of the Alternative Transaction Fee in accordance with the terms of the Commitment Letter and Dickstein is otherwise entitled under the terms of the Commitment Letter to receive an Alternative Transaction Fee or (c) a Marvel Board Change occurs and the Alternative Transaction Fee is not paid when due, then Perlmutter and Arad shall each be severally obligated to pay to Dickstein, at the same time that the Alternative Transaction Fee would have been payable in accordance with the terms of the Commitment Letter but for the Final Change

656192.3
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of Control, Adverse Order or Marvel Board Change, a cash fee (the "Substitute
Fee") equal to ten percent (10%) of the product of (a) the number of TB Shares owned, directly or indirectly, by each of them as of the date hereof and (b) the amount by which (i) the consideration per TB Share received, to be received or deemed received by holders of TB Shares in the Alternative Transaction, determined in the same manner as provided in the Commitment Letter, exceeds (ii) $9.00 (appropriately adjusted for any TB Recapitalization); provided, however, that no Substitute Fee shall be payable by Perlmutter or Arad, as the case may be, in respect of any shares sold upon exercise of the Option granted by him in the Amended and Restated Proxy and Stock Option Agreement, dated as of November 19, 1997, or any amendment thereto, executed by him in favor of the Consenting Lenders (as defined therein). Perlmutter and Arad acknowledge the substantial personal benefit to their investments in TB attributable to the execution of the Commitment Letter by Dickstein and that, but for the agreements of Perlmutter and Arad set forth in this paragraph, Dickstein would not have entered into the Commitment Letter.

                  2. Each of the undersigned shall use his respective reasonable best efforts (subject to their fiduciary duties as directors and/or officers of TB) to cause TB to comply with the terms of the Commitment Letter irrespective of any Adverse Order, Change in Control or other judicial determination as to the authorized composition of the Board of Directors of TB.

                  This Letter Agreement shall not be assignable by you and is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Letter Agreement may not be amended or waived except by an instrument in writing signed by the parties hereto. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Letter Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  This Letter Agreement is the only agreement that has been entered into among us with respect to the matters contained herein and sets forth the entire understanding of the parties with respect thereto. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law principles thereof.



656192.3
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


                  If any provisions of this Letter Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Letter Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable.

                                 Very truly yours,


                                 --------------------------------
                                 Isaac Perlmutter


                                 --------------------------------
                                 Avi Arad


                                 --------------------------------
                                 Joseph M. Ahearn
                                 (with respect to paragraph 2 only)





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